EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT
                                       OF
                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 FOOTSTAR, INC.

           Footstar, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

           1. The name of the Corporation is "Footstar, Inc." and the name under which the Corporation was originally formed is "Footwear Group, Inc." The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 21, 1996.

           2. This Certificate of Amendment to the Corporation's Second Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 303 of the General Corporation Law of the State of Delaware (the "DGCL") in order, among other things, to put into effect and carry out the confirmation order entered by the United States Bankruptcy Court for the Southern District of New York on January 27, 2006 (the "Confirmation Date") in the reorganization proceeding styled In re Footstar, Inc., et al., Case No. 04-22350, which confirmed the First Amended Joint Plan of Reorganization of the Corporation dated December 5, 2005 ("Plan of Reorganization"), and amends the provisions of the Corporation's Second Amended and Restated Certificate of Incorporation as follows:

           3. Article ELEVENTH of the Corporation's Second Amended and Restated Certificate of Incorporation is deleted in its entirety.

           IN WITNESS WHEREOF, the undersigned on behalf of Footstar, Inc. has caused this Certificate of Amendment to be executed on this 7th day of February, 2006.

                                      Footstar, Inc.


                                      By: /s/ Maureen Richards
                                         ---------------------------------------
                                         Name:  Maureen Richards
                                         Title: Senior Vice President, General
                                                Counsel and Corporate Secretary